Exhibit 99.1

News Release

Trinseo Enters into Transaction Support Agreement to Extend Debt Maturities and Increase Liquidity

WAYNE, PA – December 10, 2024 – Trinseo PLC (NYSE: TSE), a specialty material solutions provider, (“Trinseo” or the “Company”) today announced that it and certain of its subsidiaries have entered into a Transaction Support Agreement (the “TSA”) with certain holders and lenders (collectively, the “Supporting Creditors”) of Trinseo’s outstanding senior notes and term loans. Pursuant to the TSA, the Supporting Creditors have agreed to support a series of transactions to refinance near-term maturities, provide additional operating liquidity, extend the Company’s nearest debt maturity to 2028, and capture discount from an exchange of its 2029 senior notes.

The transactions contemplated by the TSA include:

●	Redeeming and refinancing the existing $115 million 2025 Senior Notes through the issuance of an incremental $115 million 2028 Refinance Term Loans, on substantially similar terms as the existing credit facility signed in September 2023.

●	Entering into a new $300 million revolving credit facility with a reset springing covenant and a maturity date of February 2028. The new revolving credit facility is available to be drawn upon immediately, and will replace the existing revolving credit facility due to mature in May 2026.

●	Exchanging at least $330 million of 2029 Senior Notes for new 2029 Second Lien Senior Secured Notes at a discount to par, providing at least $49 million of discount capture from Supporting Creditors.

Upon consummation of the transactions contemplated by the TSA, the Company will have no debt scheduled to mature until 2028.

Commenting on the TSA, Frank Bozich, Trinseo’s President and Chief Executive Officer, said, “This transaction significantly strengthens our ability to implement key strategic initiatives that support our ongoing transformation as a leading provider of specialty materials and sustainable solutions. The added financial flexibility gives us more runway to thoughtfully focus on optimizing our portfolio, invest in our leading circular technologies, and further solidify our financial position. Combined, these help us add value to our customers, our shareholders, and our colleagues around the world.”

Transaction Details

The Supporting Creditors represent approximately 74% aggregate principal amount of outstanding 5.125% Senior Notes due 2029, approximately 89% of the outstanding revolving commitments under the Company’s Credit Agreement, originally dated as of September 6, 2017 (the “OpCo Credit Agreement”), and approximately 58% of the outstanding term loans under the Company’s existing credit facility, originally dated as of September 8, 2023 (“2028 Refinance Term Loans”).

The Company and the Supporting Creditors have agreed to the material terms of, and to support, and take all commercially reasonable actions reasonably necessary to facilitate the implementation of the transactions contemplated by the TSA within the timeframes outlined in the TSA.

As contemplated by the TSA, the Company also intends to commence an exchange offer, pursuant to which all holders of outstanding 5.125% Senior Notes due 2029 will be offered, in exchange for such outstanding notes, new 7.625% Second Lien Senior Secured Notes due 2029, at a discount to the par value of the existing notes. The transactions, including the exchange offer, are expected to close in January 2025.

The Company today filed a Form 8-K with the Securities and Exchange Commission, which contains further details regarding the terms of the TSA and the related transactions.

This press release is not intended to be, and does not constitute, an offer to sell, buy or subscribe for any securities or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Ropes & Gray LLP served as counsel, Centerview Partners LLC served as investment banker, and FTI Consulting served as financial advisor to Trinseo.

About Trinseo

Trinseo (NYSE: TSE), a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart and sustainably focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including building and construction, consumer goods, medical and mobility.

Trinseo’s employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe and Asia Pacific. Trinseo reported net sales of approximately $3.7 billion in 2023. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, Twitter, Facebook and WeChat.

Cautionary Note on Forward-Looking Statements

This press release contains certain forward-looking statements, including without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “estimate,” “see,” “outlook,” “will,” “may,” “might,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Examples of forward-looking statements include, without limitation, statements concerning our ability to consummate the proposed transactions contemplated by the TSA, including the note exchange offer and the solicitation of lender consents, the timing of the transactions and other statements which are not statements of historical facts. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, accessibility of debt markets, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Specific factors that may cause future results to differ from those expressed by the forward-looking statements, or otherwise impact performance or other predictions of future actions have, in many but not all cases, been identified in connection with specific forward-looking statements. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the TSA; the effect of the announcement of the transactions contemplated by the TSA on the Company’s ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; the timing of the transactions contemplated by the TSA; the ability to satisfy closing conditions to the completion of the transactions contemplated by the TSA; the Company’s ability to achieve the anticipated benefits from the transactions contemplated by the TSA; other risks related to the completion of the transactions contemplated by the TSA and actions related thereto; our ability to successfully implement proposed restructuring initiatives, including the closure of certain plants and product lines, and to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; conditions in the global economy and capital markets; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K filed with the SEC on February 23, 2024, under Part I, Item 1A – Risk Factors, our Quarterly Report on Form 10-Q filed with the SEC on November 7, 2024, and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Trinseo Contact: Bee van Kessel
Tel : +41 44 718 3685
Email: bvankessel@trinseo.com

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